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As filed with the Securities and Exchange Commission on October 1, 2002

Registration No. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CIMAREX ENERGY CO.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	45-0466694 (I.R.S. Employer Identification No.)
707 17th Street, Suite 3300 Denver, CO 80202 (Address of principal executive offices) Cimarex Energy Co. 2002 Stock Incentive Plan Cimarex Energy Co. 401(k) Plan (Full title of the plans)

Barbara Schaller, Esq.
Cimarex Energy Co.
707 17th Street, Suite 3300
Denver, CO 80202-3404
(303) 295-3995
(Name, address, including zip code, and telephone
number, including area code, of agent for service)	Copies to: Thomas A. Richardson, Esq. Holme Roberts & Owen LLP 1700 Lincoln Street Suite 4100 Denver, Colorado 80203 (303) 861-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.01 per share	7,250,000 shares	see table below	$104,523,765	$9,617

Interests in the 401(k) Plan	—	—	—	—

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this registration statement shall also cover any additional shares of the registrant's common stock that become issuable under the Cimarex Energy Co. 2002 Stock Incentive Plan or 401(k) Plan (collectively, the "plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant's common stock. In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of shares and interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for outstanding options granted pursuant to the registrant's 2002 Stock Incentive Plan and (b) the average of the high and low prices of the common stock on September 26, 2002, as reported on The New York Stock Exchange.

The chart below details the calculation of the registration fee.

Securities	Number of Shares	Offering price Per share	Aggregate Offering price

Shares issuable pursuant to outstanding options under the 2002 Stock Incentive Plan	2,319,151(3)	$10.52(2)(a)/(3)	$24,397,469

Restricted stock awards outstanding under the 2002 Stock Incentive Plan	63,672(3)	$16.25(2)(b)	$1,034,670

Shares reserved for future grant under the 2002 Stock Incentive Plan	4,617,177(3)	$16.25(2)(b)/(3)	$75,029,126

Shares issuable pursuant to the 401(k) Plan	250,000	$16.25(2)(b)	$4,062,500

Proposed Maximum Aggregate Offering Price	—	—	$104,523,765

(3)
The number of shares issuable pursuant to certain outstanding options, the exercise price of such options and the number of shares constituting restricted stock awards under the 2002 Stock Incentive Plan is indeterminable at this time, and will be adjusted following the close of trading on The New York Stock Exchange on October 7, 2002 pursuant to the terms of an employee benefits agreement to which the registrant is a party. These amounts have been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h).

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        The following documents filed by Cimarex Energy Co. (the "registrant") with the Commission are incorporated by reference into this registration statement:

  (a)
  The registrant's prospectus filed pursuant to Rule 424(b) under the Act, on August 21, 2002 (registration no. 333-87948), that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

  (b)
  The registrant's registration statement on Form 10-12(b), including the description of the registrant's common stock, filed September 3, 2002, including any amendment or report filed for the purpose of updating such registration statement or such description.

  (c)
  The registrant's Current Report on Form 8-K, filed September 30, 2002.

  (d)
  All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

        All documents subsequently filed by the registrant or by the 401(k) Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 4. Description of Securities

        The registrant's common stock, par value $.01 per share, is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act. The registrant's by-laws provide for the indemnification of its officers and directors and the advancement to them of expenses in connection with the proceedings and claims, to the fullest extent permitted by applicable law. The by-laws include related provisions meant to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things:

  •
  specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination;

  •
  specification of certain time periods by which certain payments or determinations must be made and actions must be taken; and

  •
  the establishment of presumptions in favor of an indemnitee.

        In addition, the registrant has obtained insurance coverage for directors' and officers' liability.

Item 7. Exemption From Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit No.	Exhibit Name
4.1*	Amended and Restated Certificate of Incorporation
4.2*	Bylaws
5.1	Opinion of Holme Roberts & Owen LLP (opinion re legality)
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Holme Roberts & Owen LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (contained on the signature pages).

        The registrant undertakes to submit the 401(k) Plan (and any amendment thereto) to the IRS in a timely manner in order to qualify such plan (as it may be amended) under Section 401 of the Internal Revenue Code, and will make all changes required by the IRS in order to so qualify the plan (as it may be amended).

*
Documents incorporated by reference from the registrant's registration statement of Form S-4, as amended (registration no. 333-87948), filed with the SEC on May 9, 2002.

Item 9. Undertakings

1.
The undersigned registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

  (b)
  That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 1st day of October, 2002.

CIMAREX ENERGY CO.
By:	/s/ F.H. MERELLI F.H. Merelli Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F.H. Merelli and Paul Korus, and each or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, and to file any additional registration statement on Form S-8 for the purpose of registering additional shares issuable pursuant to the Cimarex Energy Co. 2002 Stock Incentive Plan or 401(k) Plan, in each case with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 1, 2002.

Name	Title

/s/ F.H. MERELLI F.H. Merelli	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAUL KORUS Paul Korus	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)
/s/ DAVID W. HONEYFIELD David W. Honeyfield	Controller, Chief Accounting Officer and Corporate Secretary (Principal Accounting Officer)
/s/ CORTLAND S. DIETLER Cortland S. Dietler	Director
/s/ L. PAUL TEAGUE L. Paul Teague	Director
/s/ PAUL D. HOLLEMAN Paul D. Holleman	Director
/s/ HANS HELMERICH Hans Helmerich	Director
/s/ GLEN A. COX Glen A. Cox	Director
/s/ DAVID A. HENTSCHEL David A. Hentschel	Director
/s/ L.F. ROONEY, III L.F. Rooney, III	Director
/s/ MICHAEL J. SULLIVAN Michael J. Sullivan	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 1st day of October, 2002.

CIMAREX ENERGY CO. 401(k) PLAN
By:	/s/ RICHARD S. DINKINS
Name:	Richard S. Dinkins
Title:	Member, Plan Administrative Committee

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY